Exhibit 4.5

Execution Version

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is entered into as of February 28, 2014 (the “Effective Date”) by and among Gold Reserve Inc., a corporation existing under the laws of the Yukon Territory, Canada (the “Company”), Steelhead Navigator Master, L.P., an exempted limited partnership organized under the laws of the Cayman Islands (the “Stockholder”) and any other Eligible Sellers (as defined below) who may become a party to this Agreement on or after the Effective Date.

PRELIMINARY STATEMENTS

A.        The Stockholder is a holder of certain shares of Class A common stock of the Company (the “Common Shares”) in such number as set forth opposite the Stockholder’s name on Exhibit A.

B.         The Company and the Stockholder have agreed to enter into this Agreement to set forth the registration rights to be granted by the Company to the Stockholder.

AGREEMENT

The parties, intending to be legally bound, agree as follows:

1.                  Certain Definitions.  As used in this Agreement, the following terms not defined elsewhere shall have the following respective meanings:

“Affiliate” shall mean, with respect to a specified Person, a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified.

“Blackout Period” shall mean, with respect to a registration, a period in each case commencing on the day immediately after the Company notifies the Eligible Sellers by a certificate signed by the Company’s chief executive officer stating that they are required, pursuant to Section 4(f), to suspend offers and sales of Registrable Securities because the Company, in the good faith judgment of its Board of Directors, has determined (because of the existence of, or in anticipation of, any acquisition, corporate reorganization, financing activity, or other similar transaction involving the Company, or the unavailability for reasons beyond the Company’s control of any required financial statements, disclosure of information which is in its best interest not to publicly disclose, or any other event or condition of similar significance to the Company) that the registration and distribution of the Registrable Securities to be covered by such Registration Statement, if any, would be materially detrimental to the Company and its shareholders and ending on the earlier of (a) the date upon which the material non-public information commencing the Blackout Period is disclosed to the public or ceases to be material and (b) such time as the Company makes such Registration Statement effective again, or allows sales pursuant to such Registration Statement to resume; provided, however, that the Company shall limit its use of Blackout Periods described in this Section 1, in the aggregate, to 30 trading days; provided, further, that the Company shall not register any securities for its own account or that of any other stockholder during any such Blackout Period.

“Commission” shall mean the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Common Shares” has the meaning ascribed to such term in the Preliminary Statements.

“Effective Date” has the meaning ascribed to such term in the preamble.

“Eligible Seller” shall mean the Stockholder and each of its Permitted Transferees.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Greywolf” shall mean Greywolf Capital Management LP and its Affiliates, collectively.

“Greywolf Eligible Sellers” shall mean the “Eligible Sellers” as such term is defined in the Greywolf Registration Rights Agreement.

“Greywolf Registrable Securities” shall mean the “Registrable Securities” as such term is defined in the Greywolf Registration Rights Agreement.

“Greywolf Registration Rights Agreement” shall mean that certain Registration Rights Agreement, dated as of August 27, 2013, as amended from time to time, by and between the Company, GCOF Europe S.à r.L., GCP Europe S.à r.L., Greywolf Capital Parnters II LP, Greywolf Capital Overseas Master Fund, Greywolf Capital Overseas Fund and the other Greywolf Eligible Sellers party thereto.

“Laws” shall mean any law, order, judgment, writ, injunction, decree, judicial decision, treaty, statute, rule, directive or regulation.

“Person” shall mean means any individual, corporation, partnership, limited liability company, trust, group, syndicate, association or other entity.

“Permitted Transferees” shall mean (i) with respect to any Eligible Seller, the Stockholder or any of its Affiliates and (ii) with respect to the Stockholder, any of its Affiliates.

“Registrable Securities” shall mean (i) the Common Shares held by the Stockholder, as set forth opposite the Stockholder’s name on Exhibit A, to the extent such Common Shares are held by any Eligible Seller at the time of the applicable registration, and (ii) any other Common Shares, including any Common Shares issued or issuable by the Company upon the exercise of any warrants or other convertible securities, held by an Eligible Seller at the time of the applicable registration, excluding, for the avoidance of doubt, Common Shares subject to or otherwise covered by the Company’s registration statement filed with the Commission on Form F-3, file number 333-186851; provided, however, that a Registrable Security shall cease to be a Registrable Security upon the earlier of the time (a) the Registration Statement covering such Registrable Security has been declared effective by the Commission and such Registrable Security has been sold or disposed of pursuant to such effective Registration Statement, (b) with respect to any individual Eligible Seller, such Registrable Security has been, or can be, freely disposed of pursuant to any section of Rule 144 under the Securities Act (or any similar provision then in force) without any volume limitations (and in which case this Agreement shall terminate as between any Eligible Seller and the Company and such Eligible Seller shall no longer be deemed to hold any Registrable Securities, but this Agreement will remain in force as between the Company and the other Eligible Sellers), or (c) such Registrable Security has been assigned, sold or otherwise transferred in a transaction in which the transferor’s rights under this Agreement are not assigned.

“Registration Date” shall mean the date upon which the registration statement pursuant to which the Company shall have initially registered the Registrable Securities has been declared effective.

“Registration Expenses” means all expenses incurred by the Company in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

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“Registration Statement” shall mean the Company’s registration statement on Form F-3 to be filed with the Commission pursuant to this Agreement and also including any other amendments or supplements filed pursuant to this Agreement relating to the registration of Registrable Securities or, in the event such registration statement shall no longer be effective or shall otherwise become unavailable for the offer and sales of the Registrable Securities as contemplated by this Agreement, a registration statement on such form as shall be appropriate for the Eligible Sellers to offer and sell shares in the manner contemplated hereby.

“Securities Act” shall mean the United States Securities Act of 1933, as amended.

“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the Registrable Securities registered by the Eligible Sellers.

“Steelhead” shall mean the Stockholder and its Affiliates, collectively.

2.                  Term.  The rights granted to the Eligible Sellers hereunder shall commence on the Effective Date and continue in full force and effect until the earlier of (a) such time as there are no Registrable Securities hereunder and (b) the Company’s obligations under Section 3 and Section 4(a) have otherwise ceased, unless terminated sooner by written agreement of the Company and (i) holders of a majority of the then outstanding Registrable Securities held by Steelhead or (ii) if Steelhead does not hold any Registrable Securities, the holders of a majority of the then outstanding Registrable Securities held by Eligible Sellers.

3.                  Registration.

(a)                The Company shall use commercially reasonable efforts (i) to prepare and file with the Commission a Registration Statement on Form F-3 or other suitable or successor form with respect to the resale by the Eligible Sellers of all of the Registrable Securities, within 45 days after the Effective Date or as soon as possible thereafter and (ii) to effect such registration within 90 days after the Effective Date or as soon as possible thereafter; provided, however, that the Company shall not be obligated to effect any such registration during any Blackout Period.

(b)               If the Company at any time prior to the 3rd anniversary of the Registration Date proposes for any reason to register any Common Shares under the Securities Act (including, for this purpose, a registration effected by the Company for stockholders other than the Eligible Sellers) (other than on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto), it shall promptly give written notice to the Eligible Sellers of its intention so to register any Common Shares and, upon the written request of any Eligible Seller given within 20 days after delivery of any such notice by the Company to include in such registration Registrable Securities  held by such Eligible Seller (which request shall specify the number of Registrable Securities  proposed to be included in such registration), the Company shall, subject at all times to the Company’s obligations in Section 3(b) of the Greywolf Registration Rights Agreement, use commercially reasonable efforts to cause all such Registrable Securities  to be included in such registration on the same terms and conditions as the Common Shares otherwise being sold in such registration (allocating, if necessary, such Registrable Securities to give first priority to the inclusion of the Greywolf Registrable Securities and thereafter, pro rata among the remaining Registrable Securities on the basis of the relative number of shares of Registrable Securities so requested to be included in such registration by such Eligible Sellers); provided, however, that if the managing underwriter advises the Company that the inclusion of all Registrable Securities proposed to be

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included in such registration would interfere with the successful marketing (including pricing) or sale of Common Shares proposed to be registered by the Company, then the number of Common Shares, Registrable Securities  and, if applicable, Greywolf Registrable Securities proposed to be included in such registration shall be reduced to such amount (which may include none) that the Company has been advised by the underwriters that can be sold in such offering without such interference effect referred to above, and the number of Common Shares, Registrable Securities  and, if applicable, Greywolf Registrable Securities that may be included in such registration shall be allocated (i) first, to the Company, (ii) second, to the Greywolf Eligible Sellers on a pro rata basis based on the number of Greywolf Registrable Securities, if any, requested to be included in such registration by each Greywolf Eligible Seller, (iii) third, to the Eligible Sellers on a pro rata basis based on the number of Registrable Securities requested to be included in such registration by each Eligible Seller, and (iv) finally, to the other Persons proposing to register securities in such registration, if any; provided, further, that a registration under this Section 3(b) may be rescinded or terminated at any time by the Company which shall then give notice of such rescinded registration or termination to any seller of Registrable Securities  included in such registration.  No such registration will be permitted for any individual Eligible Seller if the net proceeds that would be expected to be allocable to such Eligible Seller for the maximum amount of Registrable Securities that such Eligible Seller is entitled to include in such registration is less than $100,000.

4.                  Registration Procedures.  In the case of each registration, qualification, or compliance effected by the Company pursuant to Section 3 or Section 4(e), the Company will keep each Eligible Seller reasonably advised in writing (which may include e-mail) as to the initiation of each registration, qualification, and compliance and as to the completion thereof.  At its expense with respect to the Registration Statement filed pursuant to Section 3, the Company will:

(a)              use its commercially reasonable efforts to cause such Registration Statement to remain effective at least for a period ending with the first to occur of (i) the date which is 3 years following the Registration Date, (ii) the sale of all Registrable Securities covered by the Registration Statement, and (iii) the date which the unsold securities covered by the Registration Statement cease to be Registrable Securities (in any case, the “Effectiveness Period”).  The Company shall be deemed not to have used its commercially reasonable efforts to cause such Registration Statement to remain effective during the requisite period if it voluntarily takes any action that would result in the Eligible Sellers covered thereby not being able to offer and sell such securities during that period, unless such action is required by applicable Law or to comply with the Greywolf Registration Rights Agreement;

(b)             if the Registration Statement is subject to review by the Commission, promptly respond to all comments and use its commercially reasonable efforts to diligently pursue resolution of any comments to the satisfaction of the Commission;

(c)              prepare and file with the Commission such amendments and supplements to the Registration Statement used in connection therewith as may be necessary to keep the Registration Statement effective during the Effectiveness Period (but in any event at least until expiration of the 90-day period referred to in Section 4(3) of the Securities Act and Rule 174, or any successor thereto, thereunder, if applicable), and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Registration Statement during such period in accordance with the intended method(s) of disposition by the sellers thereof set forth in the Registration Statement;

(d)             furnish, without charge, to each Eligible Seller of Registrable Securities covered by the Registration Statement (i) a reasonable number of copies of the Registration Statement (including any exhibits thereto other than exhibits incorporated by reference), and of each amendment and supplement thereto as such Eligible Seller may request, (ii) such number of copies of the prospectus

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included in the Registration Statement (including each preliminary prospectus and any other prospectus filed under Rule 424 under the Securities Act) as such Eligible Seller may reasonably request, in conformity with the requirements of the Securities Act and (iii) such other documents as such Eligible Seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Eligible Seller, but only during the Effectiveness Period;

(e)              use its commercially reasonable efforts to register or qualify such Registrable Securities under such other applicable securities or blue sky laws of such jurisdictions in the United States as any Eligible Seller of Registrable Securities covered by the Registration Statement reasonably requests as may be necessary for the marketability of the Registrable Securities and do any and all other acts and things which may be reasonably necessary or advisable to enable such Eligible Seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Eligible Seller; provided  that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (e), (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction;

(f)              as promptly as practicable after becoming aware of such event, notify each Eligible Seller of such Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event which comes to the Company’s attention if as a result of such event the Registration Statement or the prospectus included in the Registration Statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company shall promptly prepare and furnish to such Eligible Seller and, if applicable, file with the Commission under the Securities Act, a supplement or amendment to such Registration Statement or prospectus (or prepare and file appropriate reports under the Exchange Act) so that, as thereafter delivered to the purchasers of such Registrable Securities, such Registration Statement and prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, unless suspension of the use of such Registration Statement and prospectus otherwise is authorized herein or in the event of a Blackout Period, in which case no supplement or amendment need be furnished (or Exchange Act filing made) until the termination of such suspension or Blackout Period;

(g)              comply, and continue to comply during the period that the Registration Statement is effective under the Securities Act, in all material respects with the Securities Act and the Exchange Act and with all applicable rules and regulations of the Commission with respect to the disposition of all securities covered by the Registration Statement, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first full calendar month after the Registration Date, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

(h)             as promptly as practicable after becoming aware of such event, notify each Eligible Seller of Registrable Securities being offered or sold pursuant to the Registration Statement of the initiation by the Commission of any proceedings with respect to, or the issuance by the Commission of any stop order or other suspension of effectiveness of the Registration Statement;

(i)               use its commercially reasonable efforts to cause its Common Shares, including all of the Registrable Securities covered by the Registration Statement, to be listed on, and to maintain their listing on (A) the TSX Venture Exchange or (B) any other principal securities market on which securities of the same class or series issued by the Company are then listed or traded (including the NASDAQ OMX), and to continue to use commercially reasonable efforts to have its Common Shares, including all of the Registrable Securities covered by the Registration Statement, listed on the NASDAQ

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OMX and, upon such listing to use commercially reasonable efforts to maintain such listing, it being agreed that if the Common Shares are listed on the NASDAQ OMX then the Company shall no longer be required to maintain a listing on the TSX Venture Exchange;

(j)               provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities at all times;

(k)             cooperate with the Eligible Sellers that sell Registrable Securities pursuant to the Registration Statement to issue and deliver such Registrable Securities in uncertificated book-entry form (not bearing any restrictive notations) to be offered pursuant to the Registration Statement and enable such book-entries to be in such denominations or amounts as the Eligible Sellers may reasonably request, registered in such names as the Eligible Sellers may request within the settlement period specified in Rule 15c6-1 under the Exchange Act; and

(l)               take such other actions as reasonably required in order to expedite or facilitate the disposition of the Registrable Securities included in the Registration Statement.

5.                  Suspension of Offers and Sales.  Each Eligible Seller of Registrable Securities agrees that, upon receipt of any written notice from the Company of the happening of any event of the kind described in Section 4(f) or of the commencement of a Blackout Period, such Eligible Seller shall discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Eligible Seller’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 4(f) or notice of the end of the Blackout Period, and, if so directed by the Company, such Eligible Seller shall deliver to the Company (at the Company’s expense) all copies (including, without limitation, any and all drafts), other than permanent file copies, then in such Eligible Seller’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

6.                  Registration Expenses.  All Registration Expenses incurred in connection with any registration, filing, qualification or compliance pursuant to Sections 3 or 4  shall be borne by the Company.  All Selling Expenses relating to Registrable Securities shall be borne by the Eligible Sellers holding such Registrable Securities pro rata on the basis of the number of Registrable Securities so registered.  Each Eligible Seller shall bear its own costs and expenses of its legal and other professional advisors.

7.                  Assignment of Rights.  No Eligible Seller may assign its rights under this Agreement to any party without the prior written consent of the Company (not to be unreasonably withheld or delayed); provided, however, that an Eligible Seller may assign its rights under this Agreement without such consent to a Permitted Transferee; provided, that, in the event of any permitted transfer or assignment as long as: (a) such transfer or assignment is effected in accordance with applicable securities Laws; (b) such Permitted Transferee agrees in writing to become a party to, and be subject to, the terms of this Agreement by properly executing a joinder in the form attached hereto as Exhibit B, which shall specify the name and address of the Permitted Transferee and identify the Registrable Securities with respect to which such rights are being transferred or assigned; and (c) such joinder is delivered to the Company.  The Company shall, upon request of the transferring Eligible Seller and its Permitted Transferee (and after receiving such joinder), file an amendment or supplement to the Registration Statement (or, as appropriate, to the prospectus included therein) to register sales of Registrable Securities by such Permitted Transferees and shall bear any and all expenses incurred by it in connection with the first two amendments or supplements so requested.

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8.                  Information by Eligible Sellers; Free Writing Prospectuses.

(a)              Each  Eligible Seller shall furnish to the Company such information regarding such Eligible Seller and the distribution proposed by such Eligible Seller as the Company may reasonably request in writing.  The Stockholder agrees that its name and address as it is to be listed in the Registration Statement is accurately set forth on Exhibit A.  Notwithstanding anything else herein to the contrary, the Company shall have no obligation to file an amendment or supplement to the Registration Statement (or, as appropriate, to the prospectus included therein) to register sales of Registrable Securities by any Eligible Seller until such Eligible Seller shall have furnished the Company with all information and statements about or pertaining to such Eligible Seller in such reasonable detail and on such timely basis as is reasonably deemed by the Company to be legally required with respect to the preparation of such filing.

(b)             No Eligible Seller (or any Person on their behalf) shall prepare or use any Free Writing Prospectus (as such term is defined in Rule 405 under the Securities Act) unless any and all issuer information included therein has been approved by the Company in writing specifically for use by the Eligible Sellers in a Free Writing Prospectus, which approval the Company may withhold in its reasonable discretion.

9.                  Indemnification.

(a)              In connection with the offer and sale of Registrable Securities under the Registration Statement, the Company shall, and hereby does, indemnify and hold harmless, to the fullest extent permitted by Law, each Eligible Seller, each of the partners, members, managers, officers and directors and each Person, if any, who controls such Eligible Seller (collectively, the “Eligible Seller Indemnified Persons”), against any liabilities, obligations, losses, damages, lawsuits, investigations, arbitrations, actions, judgments, costs, expenses or claims, including, without limitation, reasonable attorneys’ fees and expenses incurred in investigating, defending or settling any of the foregoing (collectively, “Losses”), that the Eligible Seller Indemnified Persons may incur arising out of or due to any of the following: (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (with respect to the Registration Statement) or not misleading in light of the circumstances under which they were made (with respect to any prospectus), or (iii) any violation or alleged violation by the Company (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law with respect to the applicable registration under this Agreement; provided  that the Company shall not be liable in any such case to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement in or omission or alleged omission from such Registration Statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement (i) in reliance upon and in strict conformity with written information furnished to the Company by such Eligible Seller expressly for use in connection with such registration or (ii) if the Company had provided to such Eligible Seller a copy of an amended preliminary prospectus or final prospectus that corrected such untrue or alleged untrue statement or such omission or alleged omission and the Person asserting any such Losses who purchased the Registrable Securities that are the subject thereof did not receive a copy of such amended preliminary or final prospectus, if required by law so to have been delivered, at or prior to the written confirmation of the sale of such Registrable Securities to such Person, because of the failure of such Eligible Seller to so provide such amended preliminary or final prospectus, but only to the extent that such amended prospectus would have fully cured the defect giving rise to such Losses.

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(b)             As a condition to including any Registrable Securities to be offered by an Eligible Seller in the Registration Statement filed pursuant to this Agreement, each such Eligible Seller, severally and not jointly, agrees to be bound by the terms of this Section 9(b) and to indemnify and hold harmless, to the fullest extent permitted by Law, the Company and its directors and officers against any Losses to which the Company or its directors and officers may become subject under the Securities Act or otherwise, insofar as such Losses arise out of or are based upon any untrue statement or alleged untrue statement in or omission or alleged omission from such Registration Statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in strict conformity with written information about such Eligible Seller furnished to the Company by such Eligible Seller expressly for use in connection with such registration, and such Eligible Seller shall reimburse the Company for any legal or other expenses reasonably incurred by it in connection with investigating, defending, or settling any such loss or proceeding.  Notwithstanding the foregoing, no Eligible Seller shall be liable for (i) any amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of such Eligible Seller, which consent shall not be unreasonably withheld unless such settlement is solely for the payment of monetary damages paid by the Company, or (ii) indemnification pursuant to this Agreement in excess of the aggregate cash proceeds (net of underwriting discounts and selling commissions, if any) actually received by such Eligible Seller from the offering of Registrable Securities in such registration.

(c)              Promptly after receipt by an indemnified party of notice of the commencement of any proceeding involving a claim referred to in Section 9(a) or (b)  (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the indemnifying party of the commencement of such action; provided  that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Section 9(a) or (b), except to the extent that the indemnifying party is prejudiced by such failure to give notice.  In case any such proceeding is brought against an indemnified party, unless in the reasonable judgment of counsel to such indemnified party a conflict of interest between such indemnified and indemnifying parties may exist or the indemnified party may have defenses not available to the indemnifying party in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties arises in respect of such claim after the assumption of the defenses thereof or the indemnifying party fails to defend such claim in a diligent manner.  Neither an indemnified nor an indemnifying party shall be liable for any settlement of any proceeding effected without its consent.  No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement, which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim.  Notwithstanding anything to the contrary set forth herein, and without limiting any of the rights set forth above, in any event any party shall have the right to retain, at its own expense, counsel with respect to the defense of a claim.

(d)             If the indemnification provided for in this Section 9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall (i) contribute to the amount paid or payable by such indemnified party as a result of such loss or proceeding as is appropriate to reflect the proportionate relative fault of the indemnifying party on the one hand and the indemnified party on the other (determined by reference to, among other things, whether the untrue or

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alleged untrue statement of a material fact or omission relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission), or (ii) if the allocation provided by clause (i) above is not permitted by applicable Law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, not only the proportionate relative fault of the indemnifying party and the indemnified party, but also the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other, as well as any other relevant equitable considerations; provided, however, that, in any such case, (x) no Eligible Seller will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Eligible Seller pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided  further  that in no event shall an Eligible Seller’s liability pursuant to this Section 9(d), when combined with the amounts paid or payable by such Eligible Seller pursuant to Section 9(b), exceed the aggregate proceeds from the offering (net of underwriting discounts and selling commissions, if any) actually received by such Eligible Seller, except in the case of willful misconduct or fraud by such Eligible Seller.

10.              Rule 144.  For a period of at least three years following the Registration Date, the Company will use its commercially reasonable efforts (i) to timely file all reports required to be filed by the Company after the date hereof under the Securities Act and the Exchange Act (including the reports pursuant to Section 13(a) or 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144) and the rules and regulations adopted by the Commission thereunder), and (ii) if the Company is not required to file reports pursuant to such sections, it will prepare and furnish to the Eligible Sellers and make publicly available in accordance with Rule 144(c) such information as is required for the Eligible Sellers to sell Common Shares under Rule 144, all to the extent required from time to time to enable the Eligible Sellers to sell Common Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

11.              Miscellaneous.

(a)              Governing Law.  This Agreement and all documents relating hereto shall be governed by, and construed in accordance with, the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

(b)             Successors and Assigns.  This Agreement is binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

(c)                Complete Agreement.  This Agreement contains the complete agreement between the parties hereto with respect to the transactions contemplated hereby and supersedes all prior agreements and understandings between the parties hereto with respect to the subject matter of this Agreement.

(d)             Amendment.  This Agreement may be amended or modified only by an instrument in writing duly executed by the Company and (i) Steelhead or (ii) if Steelhead does not hold a majority of the Registrable Securities, the holders of a majority of the then outstanding Registrable Securities held by Eligible Sellers.

(e)              Notices.  Any notice or other communication provided for herein or given hereunder to a party hereto must be in writing and are deemed duly delivered (i) when sent by facsimile

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transmission (electronically confirmed), (ii) when delivered if delivered in person, (iii) when received or rejected by the addressee, if mailed by first class registered or certified mail, postage prepaid, return receipt requested, or sent by Federal Express or other overnight courier of national reputation or (iv) when sent by electronic mail, in each case addressed and marked to the attention of the party’s name set forth on the first page of the Subscription Agreement or to such other address with respect to a party as such party notifies the other in writing as above provided.

(f)              Counterparts.  This Agreement may be executed in two or more counterparts (including facsimile and other electronically transmitted counterparts), each of which will be deemed an original but all of which will constitute but one instrument.

(g)              Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.  If any provision of this Agreement is so broad as to be unenforceable, the provision will be interpreted to be only so broad as is enforceable.

(h)             Waiver.  The parties may (i) extend the time for the performance of any of the obligations or other acts of the parties hereto, or (ii) waive compliance with any of the agreements or conditions contained herein, to the extent permitted by applicable Law.  Any agreement to any such extension or waiver will be valid only if set forth in a writing signed on behalf of the party or parties against whom the waiver or extension is to be effective; provided, however, that a waiver as to all Eligible Sellers under his Agreement may be granted with the consent of Steelhead (or, if Steelhead does not hold a majority of the Registrable Securities, the holders of a majority of the then outstanding Registrable Securities held by Eligible Sellers).

(i)               Jurisdiction.  The Company and each Eligible Seller submits to the exclusive jurisdiction of any state or federal court sitting in New York, New York, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court.  Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto.

(Signature page follows)

10

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

GOLD RESERVE INC.

   /s/ Mary E. Smith

Name:     Mary E. Smith

Title:       Vice President Administration and Secretary

STEELHEAD NAVIGATOR MASTER, L.P., by: Steelhead Partners, LLC, its investment manager

   /s/ Grant Hulse

Name:     Grant Hulse

Title:       Director of Finance and Operations

[Signature page to Registration Rights Agreement]

EXHIBIT A

STOCKHOLDER INFORMATION

Name	Address	Number of Registrable Securities
Steelhead Navigator Master, L.P.	333 – 108th Avenue NE, Suite 2010, Bellevue, WA 98004

Total Common Shares held as of the Effective Date: 19,667,244

Common Shares held as of the Effective Date and not subject to or otherwise covered by the Company’s registration statement filed with the Commission on Form F-3, file number 333-186851, which constitute Registrable Securities for purposes of this Agreement: 11,707,979

Principal amount of convertible notes held by the Stockholder: 16,236,000

EXHIBIT B

FORM OF JOINDER

            Pursuant to Section 7 of the Registration Rights Agreement dated February __, 2014 (the “Agreement”) among Gold Reserve Inc., a corporation existing under the laws of the Yukon Territory, Canada (the “Company”),  Steelhead Navigator Master, L.P., an exempted limited partnership organized under the laws of the Cayman Islands (the “Stockholder”), and any other Eligible Sellers (as defined in the Agreement), the undersigned Eligible Seller and the undersigned Permitted Transferee, as those terms and any other capitalized terms used but not defined herein are defined in the Agreement, hereby agree as follows:

1)      Such Eligible Seller hereby assigns its rights under the Agreement to such Permitted Transferee solely in respect of the Registrable Securities identified on the signature page hereto; provided, however, such Eligible Seller remains otherwise subject to the terms and conditions of and remains liable for any and all of its obligations under, the Agreement, to the extent of any such obligations it had at the time of transfer, e.g. pre-existing indemnity obligations;

2)      Such Permitted Transferee hereby accepts such assignment and agrees to become a party to, and be subject to, the terms and conditions of the Agreement; and

3)      Pursuant to Section 7 of the Agreement, such Eligible Seller and such Permitted Transferee hereby request that the Company file an amendment or supplement to the Registration Statement (or, as appropriate, to the prospectus included therein) to register sales of the Registrable Securities identified below by such Permitted Transferee.

(Signature page follows)

The undersigned have duly executed this joinder on this ___ day of ___________, 20__.

Eligible Seller:

[___________________________]

______________________________________
Name:

Title:

Permitted Transferee:

[___________________________]

______________________________________
Name:

Title:

Address:

                                                                              Email:

                                                                              Registrable Securities:

                                                                                             Common Shares